UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011

Exponent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 2, 2011, we held our annual meeting of stockholders.  A total of 14,029,158 shares of our common stock were outstanding as of April 6, 2011, the record date for the annual meeting.  Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Samuel H. Armacost, Mary B. Cranston, Leslie G. Denend, Ph.D., Michael R. Gaulke, Paul R. Johnson, Ph.D., Stephen C. Riggins, and John B. Shoven, Ph.D.  The results of the vote were as follows:

	Votes For	Votes Withheld	Broker non-votes
Samuel H. Armacost	11,876,190	146,692	1,208,314
Mary B. Cranston	10,860,729	1,162,153	1,208,314
Leslie G. Denend, Ph.D.	11,928,247	94,635	1,208,314
Michael R. Gaulke	11,901,979	120,903	1,208,314
Paul R. Johnston, Ph.D.	11,907,294	115,588	1,208,314
Stephen C. Riggins	11,949,114	73,768	1,208,314
John B. Shoven, Ph.D.	11,926,715	96,167	1,208,314

Proposal Two: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2010

Our stockholders ratified our selection of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 30, 2011.  The results of the vote were as follows:

For	13,126,018
Against	101,779
Abstentions	3,399

Proposal Three: Advisory Vote on Executive Compensation for Fiscal 2010

Our stockholders approved, on an advisory basis, the fiscal 2010 compensation of our named executive officers in accordance with SEC rules. The results of the vote were as follows:

For	11,939,323
Against	76,316
Abstentions	7,243
Broker non-votes	1,208,314

Proposal Four: Advisory Vote on Frequency of Stockholder Advisory Votes on Executive Compensation

Our stockholders selected a frequency of one year, on an advisory basis, to conduct an advisory vote on our named executive officer compensation.  The results of the vote were as follows:

One year	10,777,246
Two years	8,962
Three years	1,225,121
Abstain	11,553

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: June 3, 2011

3